Exhibit 23.3

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


We consent to the use, in the Amendment No. 5 to the Registration Statement on Form 10 of EZJR, Inc., of our report dated October 10, 2009 (except for Notes 7 and 9, which are dated December 18, 2009; Notes 2 and 6, which are dated January 28, 2010; and Notes 1, 3, and 11, which are dated July 27,
2010), on our audit of the financial statements of EZJR, Inc. as of June 30, 2009 and June 30, 2008 (restated), and the related statements of operations, stockholders' equity and cash flows for the years then ended June 30, 2009 and June 30, 2008 (restated), and from inception on August 14, 2006 through June 30, 2009, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs, LLC
------------------------------
    Seale and Beers, CPAs
    Las Vegas, Nevada
    September 20, 2010


          Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
          50 SOUTH JONES BLVD. SUITE 202, LAS VEGAS, NEVADA 89107
                   (888) 727-8251 Fax: (888) 782-2351

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